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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                   EXHIBIT 10(k)

THE SECURITIES, IN THE FORM OF THE PROMISSORY NOTE OF ACTIVE LINK
COMMUNICATIONS, INC., HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

$125,000                                                     Englewood, Colorado
                                                               November 26, 2001

FOR VALUE RECEIVED, ACTIVE LINK COMMUNICATIONS, INC., a Colorado corporation, 7388 South Revere Parkway, Suite 1000, Englewood, Colorado 80112, and its successors and assigns, (the "Company") promises to pay to the order of James M. Ciccarelli ("Holder"), at 4901 El Camino Drive, Englewood, Colorado 80111, or at such other place as Holder may from time to time designate in writing, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000) in lawful money of the United States of America, together with interest on so much thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided.

1. Interest. The unpaid principal balance of the Note shall earn interest from the date of this Note at the rate of twelve percent (12%) per annum through the Maturity Date (as defined below).

2. Payment/Maturity Date. The total outstanding principal balance hereof, together with accrued and unpaid interest, shall be due and payable on April 27, 2002 (the "Maturity Date").

3. Default Interest and Attorney Fees. Upon default in payment of this Note, Holder may pursue all remedies to which Holder may be entitled, including declaring the balance of the principal remaining unpaid, interest accrued thereon, and all other costs due and payable, and fees, and shall bear interest at the rate of eighteen percent (18%) per annum from the date of default, or the Maturity Date, as applicable. In the event of default, the Company and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys' fees.

4. Conversion. This Note shall be convertible, at the option of Holder in its sole and absolute discretion, in whole or in part and at any time or from time to time prior to repayment, into fully paid and nonassessable shares (the "Conversion Shares") of Common Stock, no par value (the "Common Stock"), of the Company, at the conversion price of $.80 per share. If Holder elects to exercise its option, then the following shall occur:

                (a) Holder shall deliver to Company a notice of such election (the "Conversion Notice"), indicating the amount of principal of this Note to be converted (such amount to be converted referred to herein as the "Converted Amount").

                (b) Promptly upon receipt of the Conversion Notice, Company shall deliver (i) a certificate or certificates of Company's Common Stock representing at least the number of shares issuable to Holder upon conversion of the Converted Amount, duly endorsed in blank or accompanied by a stock transfer power executed in like manner, and (ii) a copy of the Conversion Notice.

                (c) If this Note is converted in whole, Holder shall deliver this Note to Company marked "Canceled," and Company shall immediately pay to Holder all accrued and unpaid interest then due and owing on the date of such conversion. If this Note is converted in part, Company shall immediately pay to Holder all accrued and





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         unpaid interest then due and owing on the date of such conversion, and
         Company shall deliver to Holder a replacement Note for any outstanding principal amount not converted, dated the date of such conversion, with the same Maturity Date and provisions as contained in this Note.

                  (d) No fractional shares will be issued on conversion of this Note.

5. Adjustment for Issuance of Shares at Less Than the Conversion Price. If and whenever any Additional Common Stock (herein defined) shall be issued by Company (the "Stock Issue Date"), prior to conversion, for a consideration per share less than the Conversion Price, then in each such case the initial Conversion Price shall be reduced to a new Conversion Price in an amount equal to the price per share for the Additional Common Stock then issued, if issued in connection with a sale of shares, or the value of the Additional Common Stock then issued, as determined in accordance with generally accepted accounting principles, if issued other than for cash, and the number of shares issuable to Holder upon conversion shall be proportionately increased; and, in the case of Additional Common Stock issued without consideration, the initial Conversion Price shall be reduced in amount and the number of shares issued upon conversion shall be increased in an amount so as to maintain for the Holder the right to convert this
         Note into shares equal in amount to the same percentage interest in the Common Stock of the Company as existed for the Holder immediately preceding the Stock Issue Date.

6. Sale of Shares. In case of the issuance of Additional Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefore shall be deemed to be the gross amount of the cash paid to Company for such shares, before deducting any underwriting compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith. In case of the issuance of any shares of Additional Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefore, other than cash, shall be deemed to be the then fair market value of the property received.

7. Stock Dividends. Shares of Common Stock issued as a dividend or other distribution on any class of capital stock of Company shall be deemed to have been issued without consideration.

8. Adequate Shares. Company will at all times reserve and keep available, for the purpose of issuance upon conversion, a sufficient number of shares of Common Stock owned by Company deliverable upon Holder's exercise of its conversion rights under this Note.

9. Limitation of Interest. All agreements between Company and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of the maturity of the unpaid principal balance hereof, or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to the holder hereof for the use, forbearance, or detention of the money evidenced by this Note or for the payment or performance of any covenant or obligation contained herein or in any other document pertaining to the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any other agreement shall, at the time fulfillment of such provision be due, involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance the holder hereof shall ever receive as interest an amount which would exceed the maximum lawful rate, any amount equal to any excessive interest shall (a) be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest, or (b) if such excess interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to Company. All sums contracted for, charged, or received hereunder for the use, forbearance, or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of this Note until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Company and the Holder hereof.



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10.      Prepayment. This Note may be prepaid in whole or in part without penalty or premium.

11. Costs of Collection. Company agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing payment of this Note, Company shall pay to Holder its reasonable attorneys' fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not. Such costs and expenses shall include, without limitation, all costs, reasonable attorneys' fees, and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving Company or any endorser, surety, guarantor, or other person liable for this Note which in any way affect the exercise by Holder of its rights and remedies under this Note, or any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

12. Default. At the option of Holder, the unpaid principal balance of this Note and all accrued interest thereon shall become immediately due, payable, and collectible, with written notice of default and demand, and with five days notice to cure any default, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder:

         a. Company's failure to make any representation, warranty, payment of principal, interest, or other charges on or before the date on which such payment becomes due and payable under this Note.

         b. Company's breach or violation of any agreement or covenant contained in this Note, or in any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

         c.       Dissolution, liquidation or termination of Company.

13. Application of Payments. Any payment made against the indebtedness evidenced by this Note shall be applied against the following items in the following order: (1) costs of collection, including reasonable attorney's fees incurred or paid and all costs, expenses, default interest, late charges and other expenses incurred by Holder and reimbursable to Holder pursuant to this Note (as described herein); (2) default interest accrued to the date of said payment; (3) outstanding principal; and (4) finally, ordinary interest accrued to the date of said payment.

14. Assignment and Transferability of Note. Company may assign this Note to any entity that acquires Company or substantially all of Company's assets. Holder may not transfer the Note in any manner without the written agreement of the Company.

15. Waiver. Except as otherwise expressly provided herein, Company waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, notice of nonpayment or dishonor, grace, protest, notice of protest, all other notices, and any and all diligence or delay in collection or the filing of suit hereon.

16. Purpose of Loan. Company certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household, or agricultural purposes.

17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Colorado without reference to conflict of laws principles. Jurisdiction and venue shall lie in federal and state courts in Arapahoe County, Colorado.




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18.      Binding Effect. The term "Company" as used herein shall include the original Company of this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Company of this Note alone as Company unless Holder has consented in writing to the substitution of another party as Company. The term "Holder" as used herein shall mean Holder or, if this Note is transferred, the then Holder of this Note.

19. Relationship of Parties. Nothing herein contained shall create or be deemed or construed to create a joint venture or partnership between Company and Holder. Holder is acting hereunder as a lender only.

20. Severability. Invalidation of any of the provisions of this Note or of any paragraph, sentence, clause, phrase, or word herein, or the application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

21. Amendment. This Note may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.

22. Time of the Essence. Time is of the essence for the performance of each and every obligation of Company hereunder.


         IN WITNESS WHEREOF, the undersigned has executed this Note as of November 29, 2001.

                                  ACTIVE LINK COMMUNICATIONS, INC.
                                     a Colorado corporation



                                  By:
                                     ------------------------------------------
                                              David E. Welch, VP & CFO



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